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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 21, 2002

                          COMMISSION FILE NUMBER 1-9838


                                 NS GROUP, INC.

             (Exact name of registrant as specified in its charter)


                KENTUCKY                                      61-0985936
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)




                 530 WEST NINTH STREET, NEWPORT, KENTUCKY 41071
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (859) 292-6809



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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.1 February 21, 2002 Press Release

Item 9.  REGULATION FD DISCLOSURE

         On February 21, 2002, NS Group, Inc. issued a news release concerning its Board of Directors authorizing purchases of the Company's shares. The press release is attached hereto as Exhibit 99.1.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NS GROUP, INC.

Date: February 21, 2002                      By:  /s/ Thomas J. Depenbrock
                                                  -----------------------------
                                                  Thomas J. Depenbrock
                                                  Vice President, Treasurer and
                                                  Chief Financial Officer





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                                  EXHIBIT INDEX



No.                Exhibit
---                -------
99.1               February 21, 2002 Press Release


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                                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE - FEBRUARY 21, 2002


                NS GROUP AUTHORIZES COMMON STOCK REPURCHASE PLAN

(NEWPORT, KENTUCKY -FEBRUARY 21, 2002) NS Group, Inc. announced today that its board of directors authorized a common stock repurchase plan. The plan allows for the purchase of up to two million shares of the company's common stock through March 31, 2003.

Purchases are authorized to be made from time to time in the open market or through privately negotiated transactions when, in the opinion of management, market conditions warrant. Purchased shares will be available for general corporate purposes.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group log on to www.nsgrouponline.com.

                               ##################


CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6809
                  www.nsgrouponline.com